Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

OTK ASSOCIATES, LLC, directly on its own behalf and derivatively	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
on behalf of MORGANS HOTEL GROUP CO.,
Plaintiff,

v.		C.A. No. 8447-VCL

ROBERT FRIEDMAN; THOMAS L. HARRISON; MICHAEL D.

MALONE; RONALD W. BURKLE; JEFFREY M. GAULT;

ANDREW SASSON, YUCAIPA AMERICAN ALLIANCE FUND II,

L.P., a Delaware Limited Partnership; YUCAIPA AMERICAN

ALLIANCE (PARALLEL) FUND II, L.P., a Delaware Limited

Partnership; YUCAIPA AGGREGATOR HOLDINGS, LLC, a

Delaware Limited Liability Company, and THE YUCAIPA

COMPANIES LLC, a Delaware Limited Liability Company,

Defendants,

and

MORGANS HOTEL GROUP CO., a Delaware Corporation,
Nominal Defendant.

NOTICE OF PENDENCY OF DERIVATIVE ACTION,

PROPOSED SETTLEMENT OF DERIVATIVE ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO: ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF COMMON STOCK OF MORGANS HOTEL GROUP CO. (“MORGANS”) AT THE CLOSE OF BUSINESS ON NOVEMBER 12, 2014 (THE “CURRENT STOCKHOLDERS”). BROKERAGE FIRMS, BANKS, AND OTHER PERSONS OR ENTITIES WHO HELD MORGANS SHARES OF RECORD ON NOVEMBER 12, 2014 WHO ARE NOT ALSO BENEFICIAL OWNERS, ARE DIRECTED TO FORWARD THIS NOTICE PROMPTLY TO THE BENEFICIAL OWNERS OF SUCH SHARES, OR REQUEST MORGANS TO DO SO (SEE SECTION AT THE END OF THIS NOTICE ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS”).

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned shareholder derivative action (the “Derivative Action”), which is being prosecuted by OTK Associates, LLC (“OTK”) directly on its own behalf and derivatively on behalf of and for the benefit of Morgans in the Court of Chancery of the State of Delaware (the “Court”); (ii) the pendency of an action by former Morgans director Thomas L. Harrison (“Harrison”) seeking advancement of legal fees and expenses incurred in the Derivative Action (the “Advancement Action”); (iii) a proposed partial settlement of the Derivative Action and settlement of the Advancement Action, subject to Court approval in Delaware of the settlement of the Derivative Action and subject to other conditions of the Settlement being satisfied, i.e., the Effective Date occurs, as provided in a Stipulation of Settlement (the “Stipulation”) that was filed with the Court and is publicly available for review as indicated at paragraph 38 below; (iv) the hearing that the Court will hold on February 9, 2015 to determine whether to approve the Settlement (the “Settlement Hearing”); and (v) Current Stockholders’ rights with respect to the proposed Settlement.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE DERIVATIVE ACTION.

The Stipulation was entered into as of November 7, 2014 between and among OTK, Morgans, and Harrison. All the foregoing persons and entities collectively are referred to as the “Settling Parties” and individually as a “Settling Party.” The Settlement, embodied in the Stipulation, is subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.

Because the Derivative Action was brought as a derivative action on behalf of and for the benefit of Morgans, the benefits from the Settlement will go to Morgans. Individual Morgans stockholders will not receive any direct payment from the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Derivative Action and the Advancement Action, the terms of the proposed Settlement, and how the proposed Settlement affects Morgans stockholders’ legal rights.

2. In a derivative action, such as the Derivative Action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In contrast, the Advancement Action is brought directly by Harrison against Morgans.

3. As described more fully in paragraphs 35 through 37 below, Current Stockholders have the right to object to the proposed Settlement. They have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable J. Travis Laster on February 9, 2015, at 2:00 p.m., at the New Castle County Courthouse, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801. At the Settlement Hearing, the Court will (a) determine whether OTK and plaintiffs’ counsel have adequately represented the interests of Morgans and its stockholders; (b) determine whether the Settlement, as embodied in the Stipulation, should be approved by the Court as fair, reasonable, adequate, and in the best interests of Morgans and its stockholders; (c) determine whether the Court should enter a Judgment substantially in the form attached as Exhibit C to the Stipulation dismissing the Derivative Action with prejudice as against Harrison, and releasing, barring, and enjoining prosecution of any and all Released Claims against the Settling Party Releasees; (d) hear and determine any objections to the Settlement; and (e) rule on such other matters as the Court may deem appropriate.

4. The Court has reserved the right to adjourn or continue the Settlement Hearing, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Settling Parties and without further notice of any kind.

[1]	All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE DERIVATIVE ACTION, THE ADVANCEMENT ACTION, AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

5. The Settlement will enable the Settling Parties to settle two actions, each of which is described below. Because one of the two actions described below is a derivative action, Court approval is required to consummate the Settlement.

A.	The Derivative Action

6. On March 30, 2013, certain members of the Board of Directors of Morgans (of which Harrison was then a member) voted in favor of a recapitalization transaction pursuant to which Morgans would transfer to certain affiliates of The Yucaipa Companies LLC (“Yucaipa”) certain of Morgans’ assets in exchange for certain Morgans securities that Yucaipa then held and a long-term management agreement for one of those assets, as well as commence a $100 million rights offering that Yucaipa would backstop through the potential purchase of the Morgans securities issued in conjunction with the rights offering (the “Yucaipa Transaction”). Certain members of the Board of Directors of Morgans also voted to change the record date and the meeting date for Morgans’ 2013 annual meeting.

7. On April 1, 2013, Jason T. Kalisman (“Kalisman”), a then and current director of Morgans, filed a direct and derivative suit against the other members of the Morgans Board of Directors (including Harrison) and various Yucaipa entities, naming Morgans as a nominal defendant, and moved for expedited proceedings, a temporary restraining order, and a preliminary injunction.

8. On April 4, 2013, OTK intervened in the Derivative Action, which is now styled OTK Associates, LLC v. Friedman, et al., C.A. No. 8447-VCL (Del. Ch.).

9. On May 14, 2013, the Court enjoined Morgans from (i) taking any steps to implement the board resolution postponing the annual meeting of stockholders or changing the record date of the annual meeting, and ordered Morgans to proceed with its annual meeting on May 15, 2013 (the originally noticed meeting date), but allowed Morgans to immediately adjourn the meeting for thirty days to facilitate notice to stockholders, and (ii) taking any steps to consummate the Yucaipa Transaction until the earlier of (a) a trial on the merits or (b) a decision by Morgans’ Board of Directors with respect to the Yucaipa Transaction made at a properly noticed meeting after due deliberation and receiving a favorable recommendation from the Special Transaction Committee of the Morgans’ Board of Directors.

10. On June 14, 2013, the stockholders of Morgans elected a new Board of Directors, and Kalisman was the only member of the prior Board of Directors who was re-elected.

11. On July 9, 2013, OTK, as the sole plaintiff in the Derivative Action, filed a Second Verified Amended and Supplemental Complaint (the “Second Amended Complaint”).

12. Harrison continued to be named as one of the defendants in the Second Amended Complaint.

13. On July 23, 2013, certain defendants filed motions to dismiss the Second Amended Complaint.

14. During the pendency of these motions to dismiss and thereafter, the parties to the Derivative Action engaged in extensive discovery.

15. On February 5, 2014, the Court denied in part and granted in part the motions to dismiss.

16. On February 28, 2014, the parties to the Derivative Action (other than Harrison and defendant Michael D. Malone, also a former Morgans director (“Malone”)) entered into a memorandum of understanding to settle the Derivative Action with respect to the settling defendants and to settle certain other actions involving OTK, Morgans, and Yucaipa (the “First Derivative Settlement”).

17. A settlement hearing with respect to the First Derivative Settlement was held on July 23, 2014, after which the Court entered an order, dated July 23, 2014, approving the First Derivative Settlement and dismissing the claims in the Derivative Action against all defendants other than Harrison and Malone.

B.	The Advancement Action

18. On September 8, 2014, Harrison commenced the Advancement Action in the Court of Chancery of the State of Delaware pursuant to Section 145 of the Delaware General Corporation Law, styled Harrison v. Morgans Hotel Group Co., C. A. No. 10100-VCL (Del. Ch.). In the Advancement Action, Harrison seeks advancement of reasonable expenses (including attorneys’ fees) pursuant to the By-Laws of Morgans in connection with the Derivative Action and further seeks indemnification of the reasonable expenses (including attorneys’ fees) incurred in connection with enforcing his claims to advancement.

19. On September 16, 2014, Morgans advanced $356,680.59 of the expenses for which Harrison sought advancement, representing the payment of the fees and expenses billed by the Gordian Group, an expert initially retained by Harrison.

20. Morgans acknowledges that, under Morgans’ By-Laws, Harrison is entitled to advancement of his reasonable expenses (including attorneys’ fees) incurred in connection with the Derivative Action, but believes that a portion of Harrison’s fees and expenses may not have been reasonably incurred and also believes that if, after trial, Harrison were found liable to Morgans in the Derivative Action, Harrison would not be entitled to be indemnified by Morgans and would be required to repay Morgans any amounts previously advanced to him.

21. Harrison contends that all of the expenses (including attorneys’ fees) for which he has sought advancement are reasonable.

C.	The Memorandum of Understanding

22. After arms’-length negotiations, OTK, Morgans, and Harrison agreed in principle to settle the Advancement Action and the claims against Harrison in the Derivative Action and, on October 3, 2014, entered into a Memorandum of Understanding (“MOU”) setting forth the terms of the Settlement.

23. On October 3, 2014, Morgans made the payments set forth in the MOU and in the Stipulation (and described below) to Harrison in connection with the Advancement Action.

24. On October 7, 2014, counsel for OTK submitted a letter to the Court in the Derivative Action and informed the Court of the Settlement, including that as part of the consideration for the release of claims against Harrison in the Derivative Action, subject to Court approval of the Settlement, Harrison has compromised claims and is waiving recovery of the full amount of advancement and indemnification he seeks in the Advancement Action.

WHAT ARE THE TERMS OF THE SETTLEMENT?

25. As consideration for the Settlement:

a.	Morgans made the following payments to Harrison’s counsel, which payments constitute advancement of a portion of the expenses (including attorneys’ fees) for which Harrison seeks advancement in the Advancement Action:

i.	$79,220.97 to Bickel & Brewer (“B&B”). The parties agree that the $79,220.97 paid to B&B is in satisfaction of Harrison’s claim for advancement of the following fees and expenses:

(a)	$13,322.55, which constitutes 100% of the fees and expenses reflected on B&B’s August 1, 2014 invoice;

(b)	$3,631.30, which constitutes 100% of the fees and expenses reflected on B&B’s September 1, 2014 invoice that the parties agree were incurred in connection with the Derivative Action;

(c)	$30,915.87, which constitutes 100% of the amount of certain “hard costs” (e.g., electronic research, copying, and long distance telephone charges) reflected on prior B&B invoices in connection with the Derivative Action for which B&B did not receive payment from Morgans’ insurance carriers; and

(d)	$31,351.25, which constitutes 50% of the $62,702.50 in other fees and expenses reflected on prior B&B invoices in connection with the Derivative Action for which B&B did not receive payment from Morgans’ insurance carriers.

ii.	$8,144.80 to Pepper Hamilton LLP (“Pepper”). The parties agree that the $8,144.80 paid to Pepper is in satisfaction of Harrison’s claim for advancement of the following fees and expenses:

(a)	$6,480.30, which constitutes 100% of the fees and expenses reflected on Pepper’s August 18, 2014, 2014 invoice;

(b)	$1,340.50, which constitutes 100% of the amount of certain “hard costs” (e.g., electronic research, copying,

and long distance telephone charges) reflected on prior Pepper invoices in connection with the Derivative Action for which Pepper did not receive payment from Morgans’ insurance carriers;

(c)	$324.00, which constitutes 50% of the $648.00 in other fees and expenses reflected on prior Pepper invoices in connection with the Derivative Action for which Pepper did not receive payment from Morgans’ insurance carriers;

The $79,220.97 paid to B&B, together with the $8,144.80 paid to Pepper are referred to herein collectively as the “Fee and Expense Advancement Payment.”

b.	Morgans made the following payments to Harrison’s counsel, which payments represent 75% of the amount of the expenses (including attorneys’ fees) for which Harrison seeks indemnification in connection with enforcing his claim to advancement through the date hereof: (i) $17,598.75 to B&B (based on $23,465.00 x 0.75), and (ii) $5,528.99 to Pepper (based on $7,371.98 x .75).

The $17,598.75 paid to B&B, together with the $5,528.99 paid to Pepper are referred to herein collectively as the “Fees for Fees Payment.”

c.	Harrison will forgo the right to pursue his claims for advancement and indemnification of additional amounts in connection with the Derivative Action and the Advancement Action (including any amounts incurred in excess of the Fee and Expense Advancement Payment and the Fees for Fees Payment, as well as any fees and expenses he would incur in the future in connection with the Derivative Action and the Advancement Action but for the Settlement).

d.	Plaintiffs and defendants in each of the Actions, apart from former director defendant Malone against whom the Derivative Action continues, will exchange releases that release the parties and certain of their affiliates from claims arising from the subject matters of each of the Actions; and

e.	Each of the Actions will be dismissed with prejudice and on the merits with each party bearing its own costs, except as to Malone against whom the Derivative Action will continue (unless separately settled or otherwise resolved or concluded), and as otherwise provided in the Stipulation.

WHAT ARE THE SETTLING PARTIES’ REASONS FOR THE SETTLEMENT?

26. OTK and Morgans’ board of directors (the “Board”), with the advice of their respective counsel, have thoroughly considered the facts and law in connection with OTK’s claims in the Derivative Action. Although OTK believes that its claims have merit, OTK and the Board recognize that the Court could adopt a different view of the applicable legal standard or of the underlying evidence, and could enter judgment for Harrison in the Derivative Action.

27. In addition, the Board, with the advice of its counsel, has thoroughly considered the facts and law in connection with Harrison’s claims in the Advancement Action. The Board considered the approximately $38,000 savings provided by the Settlement to Morgans on amounts Harrison otherwise claims to be payable to him for advancement claims, including indemnification for “fees on fees,” to date in the Advancement Action. The Board also considered that the Settlement would cut off (i) Morgans’ obligation to continue to advance reasonable fees and expenses to Harrison in connection with the Derivative Action and (ii) Morgans’ potential liability for indemnification of significant additional amounts Harrison would incur if the Derivative Action were to move forward and he were successful, in whole or in part.

28. OTK and the Board also considered the continuing and substantial costs of the Actions to Morgans and the drain of those Actions on management and Morgans’ resources, as well as the uncertainty that they created for Morgans’ business. OTK and the Board also considered the expense and length of the continued proceedings necessary to resolve the claims in the Actions as well as the uncertainty of any appeals.

29. In light of the foregoing considerations, OTK and the Board have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Morgans and its stockholders. The Settlement provides substantial benefits to Morgans without the risk that continued litigation could result in obtaining similar or lesser relief for Morgans after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

30. Harrison believes that (a) as a named defendant in the Derivative Action, he has substantial defenses to the claims alleged against him and has denied and continues to deny any allegations of wrongdoing, liability, or violation of any laws and the existence of any damages caused by him and (b) as the plaintiff in the Advancement Action, that his claims have merit. Nevertheless, Harrison has concluded that further litigation in connection with the Actions would be time consuming and expensive, and after weighing the costs and uncertainties of continued litigation, has determined that the Actions should be fully and finally settled as to all Settling Parties in the manner and upon the terms and conditions set forth in the Stipulation.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

31. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Upon entry of the Judgment, the Derivative Action will be dismissed with prejudice as to Harrison. In addition, once the Judgment becomes effective,2 the Advancement Action will be dismissed in its entirety with prejudice. Furthermore, upon entry of the Judgment, the following releases will become effective:

a. Release of Claims by OTK and Morgans. Upon entry of the Judgment, OTK and Morgans, on behalf of themselves and any other person or entity who could assert any of the OTK and Morgans Released Claims on their behalf, in such capacity only, agree to, and shall be deemed to

[2]

The “Effective Date” of the Settlement shall occur only if (a) the Court approves the Settlement, enters the Judgment and the Judgment becomes Final and (b) the Stipulation is not otherwise terminated for the reasons permitted therein. Should the Effective Date fail to occur, the Judgment entered in the Derivative Action will be vacated, the releases given will be voided and the Settling Parties will proceed as if the MOU and the Stipulation were never entered, subject to the termination provisions in the Stipulation.

have, fully, finally, and forever released, settled, and discharged the OTK and Morgans Released Claims against the Harrison Releasees.

“OTK and Morgans Released Claims” means any and all Claims that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Derivative Action, Advancement Action, or in any other court, tribunal, or proceeding by OTK, either directly or derivatively on behalf of Morgans, or by or on behalf of Morgans, either directly or derivatively, against any of the Harrison Releasees, which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, the subject matters of, or the actions, transactions, occurrences, statements, omissions, facts, events, or any other matters, things, or causes whatsoever, that are or were alleged, asserted, set forth, claimed, involved, or referred to in, the Derivative Action or the Advancement Action, from the beginning of time through the date of this Stipulation, except for Claims relating to the enforcement of this Stipulation and the Settlement embodied herein.

“Harrison Releasees” means Harrison and each and every one of his respective affiliates, employees, attorneys, advisors, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors and assigns (but, for the avoidance of doubt, excluding Malone).

b. Release of Claims by Harrison. Upon entry of the Judgment, Harrison, on behalf of himself and any other person or entity who could assert any of the Harrison Released Claims on his behalf, in such capacity only, agrees to, and shall be deemed to have, fully, finally, and forever released, settled, and discharged the Harrison Released Claims against the OTK and Morgans Releasees.

“Harrison Released Claims” means any and all Claims that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Derivative Action, Advancement Action, or in any other court, tribunal, or proceeding by Harrison or by any other person or entity who could assert any of these Claims on his behalf, against any of the OTK and Morgans Releasees, which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, the subject matters of, or the actions, transactions, occurrences, statements, omissions, facts, events, or any other matters, things, or causes whatsoever, that are or were alleged, asserted, set forth, claimed, involved, or referred to in, the Derivative Action or the Advancement Action, from the beginning of time through the date of this Stipulation, except for Claims relating to the enforcement of this Stipulation and the Settlement embodied herein.

“OTK and Morgans Releasees” means OTK and Morgans and each and every one of their respective affiliates, employees, officers, directors, members, parent entities, subsidiaries, attorneys, advisors, agents, heirs, executors, trustees, personal representatives, estates, insurers, administrators, predecessors, successors, and assigns (but excluding Malone).

c. Other Relevant Release Terms.

“Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts).

Release of Unknown Claims. With respect to any and all Released Claims, the Settling Parties stipulate and agree that the Releases extend to claims that the Settling Parties did not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this release. The Settling Parties stipulate and agree that they each expressly waive any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law which governs or limits a person’s release of unknown claims. The Settling Parties stipulate and agree that they each expressly relinquish, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a material element of the Settlement.

32. If the Settlement is approved and the Effective Date occurs, since Morgans will have released the OTK and Morgans Released Claims described above against all of the Harrison Releasees, no stockholder of Morgans will be able to bring another action asserting those claims derivatively on behalf of Morgans against those persons.

33. Pending final determination of whether the Settlement should be approved, all proceedings in the Derivative Action and the Advancement Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended. Pending final determination of whether the Settlement should be approved, all Settling Parties and Current Stockholders are enjoined from filing, commencing, or prosecuting any Released Claims against the Settling Party Releasees in the Actions or in any other lawsuit in any jurisdiction. Notwithstanding the foregoing, OTK and/or Morgans may seek relief from the stay of proceedings in the Derivative Action with respect to defendant Malone.

HOW WILL THE ATTORNEYS BE PAID?

34. OTK and Kalisman received an interim award of approximately $2.7 million for fees and expenses incurred by their counsel prior to June 1, 2013 for the prosecution of the Derivative Action. On July 23, 2014, in connection with the First Derivative Settlement, the Court awarded OTK and Kalisman approximately $3.7 million for additional fees and expenses incurred by their counsel after June 1, 2013 for the prosecution of the Derivative Action, for a total of approximately $6.4 million in fees and expenses. In connection with the Settlement, OTK and Kalisman are not seeking any additional fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

35. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable J. Travis Laster on February 9, 2015, at 2:00 p.m., at the New Castle County Courthouse, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801.

36. Any person that owned Morgans common stock as of November 12, 2014, and continues to own such stock through February 9, 2015, the date of the Settlement Hearing, who objects to the Settlement, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such person shall be received and considered by the Court unless, no later than ten (10) calendar days prior to the Settlement Hearing, such person files with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware, 19801, the following: (a) a written and signed notice of intention to appear which states the name, address and telephone number of the objector and, if represented, his, her or its counsel; (b) proof that the objector owned shares of Morgans stock as of November 12, 2014, and continues to hold such shares; and (c) a written detailed statement of the person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, including any legal and evidentiary support. Any such filings with the Court must also be served upon each of the following counsel (by hand, first class U.S. mail, or express service) such that they are received no later than ten (10) calendar days prior to the Settlement Hearing:

David J. Margules Ballard Spahr LLP 919 N. Market Street Wilmington, Delaware 19801 Michael A. Pittenger Matthew F. Davis Potter Anderson & Corroon LLP 1313 N. Market Street Wilmington, Delaware 19899	Edmond D. Johnson James G. McMillan, III Pepper Hamilton LLP Hercules Plaza, Suite 5100 1313 N. Market Street P.O. Box 1709 Wilmington, Delaware 19899

37. Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement, or any other matter related to the Settlement, in the Derivative Action or in any other action or proceeding.

CAN I SEE THE COURT FILE?

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

38. This Notice does not purport to be a comprehensive description of the Derivative Action and the Advancement Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Action and the Advancement Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Actions at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 N. King Street, Wilmington, Delaware 19801, during regular business hours of each business day. If you have questions regarding the Settlement, you may write or call OTK’s Counsel: Peter L. Welsh at Ropes & Gray LLP, 800 Boylston Street, Prudential Tower, Boston, MA 02199-6300, telephone: 617-951-7000, or David J. Margules at Ballard Spahr LLP, 919 N. Market Street, Wilmington, DE 19801, telephone: 302-252-4465.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN

CHANCERY REGARDING THIS NOTICE.

NOTICE TO PERSONS OR ENTITIES

HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.

39. Brokerage firms, banks, and other persons or entities who are Morgans common stockholders of record, but not beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this Notice for transmittal to beneficial owners are available by contacting Broadridge Corporate Issuers Solutions, Inc. (“Broadridge”) at the following address:

Morgans Hotel Group Co. Stockholder Litigation

c/o Broadridge Corporate Issuers Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

Attn: Reorg. Dept.

Email: BBTRProxyOps@Broadridge.com

You may also furnish the names and addresses of your beneficial owners in writing to Broadridge at the above address, which will then be responsible for sending the Notice to such beneficial owners.

Dated: November 14, 2014

BY ORDER OF THE COURT:

/s/ Karlis Johnson
Register in Chancery